Exhibit 99.17(a)

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY	MORGAN STANLEY NATURAL RESOURCE DEVELOPMENT SECURITIES INC.
PROXY

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 12, 2010

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby constitutes and appoints Mary E. Mullin and Stefanie V. Chang Yu, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all shares of MORGAN STANLEY NATURAL RESOURCE DEVELOPMENT SECURITIES INC. (the “Fund”) held of record by the undersigned on October 21, 2009 at the Special Meeting of Stockholders to be held at 522 Fifth Avenue, 3rd Floor, New York, New York 10036 in Conference Room R, on Tuesday, January 12, 2010 at 9:00 a.m., Eastern Time, and at any adjournment thereof.  The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder, and, in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment or postponement thereof.  If no direction is made, this Proxy Card will be voted “FOR” Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192

     999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card.  All joint owners should sign.  When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor please sign full title as such.  If a corporation, please sign in full corporate name and indicate the signer’s office.  If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	GOB_20485_091009

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Morgan Stanley Natural Resource Development Securities Inc.

Stockholder Meeting to Be Held on January 12, 2010.

The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/mor20720

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE:

1.

Approval of the actions and transactions described in that certain Agreement and Plan of Reorganization, dated September 24, 2009 (the “Reorganization Agreement”), between Morgan Stanley Natural Resource Development Securities Inc. (“Natural Resource”) and Morgan Stanley Commodities Alpha Fund (“Commodities Alpha”), a series of Morgan Stanley Series Funds, pursuant to which substantially all of the assets of Natural Resource would be transferred to Commodities Alpha and stockholders of Natural Resource would become shareholders of Commodities Alpha receiving shares of beneficial interest of Commodities Alpha with a value equal to the value of their holdings in Natural Resource and Natural Resource would be dissolved (the “Reorganization”); and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and act upon any other matters which may properly come before the Meeting or any adjournments or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.